CONSULTING AGREEMENT

EXHIBIT 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is entered into as of November 7th 2008 by and between Hollund Industrial Marine, Inc., a Washington corporation (“Hollund”), and Valor Energy Corp., a US corporation (“Valor”).

RECITALS

WHEREAS, Hollund desires to engage Valor as a consultant to a project involving the development, production, and testing of the TigerLynk Underwater Remote Manipulating System, (the “Machine’); and

WHEREAS, Valor desires to provide consulting services to Hollund as part of the terms of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises, undertakings and agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

A. Services.

Valor will provide consulting services to Hollund during the development, production and testing of the Machine. Valor’s role will be one of project oversight. Valor will guide third-party contractors in the performance of the required work. Valor will provide to Hollund knowledge and project coordination expertise with the focus on;

i.

Assisting in the coordination of consultants, engineers and manufacturers before and during the construction of the Machine, and;

ii.

Transferring of applicable knowledge experience to Hollund reps and consultants with the objective of preparing Hollund to continue future developments without the assistance of Valor. It will be the responsibility of Hollund to provide such person(s) for training during this period.

B. Compensation.

Hollund agrees to pay Valor a monthly fee of twelve thousand five hundred ($12,500) US dollars for eight (8) consecutive months for a total of one hundred thousand ($100,000) US dollars, commencing on the project funding date (the “Consultant Fee”). Valor will be responsible for hiring a full-time employee to act as a lead consultant under the exclusive oversight of Valor and its Board of Directors.

Hollund agrees to pay Valor a one-time fee of twenty five thousand ($25,000) US dollars, due upon the successful completion of production and testing of the Machine (the “Technology Support Fee”).

Valor will be responsible for all travel and incidental expenses related to the construction and testing of the Machine.

C. Bonus.

If Hollund should sell the technology to another party, Valor would be entitled to receive a one-time payment of fifty thousand ($50,000) US dollars, payable upon Hollund’s receipt of funds for the technology (the “Bonus”).

D. Marketing Rights.

Hollund agrees to grant Valor the conditional right to market Tigerlynk in North America for exclusive use by the oil and gas industry, provided (i) the machine is successfully completed and tested in a local lake in British Columbia within six (6) months of the project funding date and (ii) the machine is successfully completed on budget. These rights shall have a term of two years, commencing from the date of completion of successful testing. These rights shall be further extended for an additional term of two years, provided that Valor is able to secure sales of at least two (2) Tigerlynk units during the initial two-year term.

E. Waiver.

If Hollund should sell the technology to another party, Valor agrees to waive any marketing rights granted in this agreement upon Valor’s receipt of the Bonus

F. Disclaimer.

Valor will use its best efforts and act in good faith towards the accomplishments of Hollund objectives, including the completion of the Machine by Hollund’s deadline. However, Valor will not be held responsible for any technical failures that occur and will not be held responsible for failure to meet Hollund objectives. Valor is not providing a guarantee to Hollund, rather only its best efforts to accomplish Hollund objectives.

F. Representations.

Each signatory hereto acknowledges that he/she is authorized to sign on behalf of his/her respective parties.

IN WITNESS WHEREOF, THIS AGREEMENT SHALL BE MADE EFFECTIVE AS OF THE DATE WRITTEN ABOVE.

HOLLUND INDUSTRIAL MARINE, INC.

_\S\ Michael Lacy__________

Michael Lacy, President

/CEO

VALOR ENERGY CORP.

__\S\ Sheridan Westgarde___

Sheridan Westgarde, CEO